Exhibit 5

[Kadant Letterhead]

July 8, 2009

Kadant Inc.

One Technology Park Drive

Westford, MA 01886

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Kadant Inc., a Delaware corporation (the “Company”), and am issuing this opinion in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	common stock, $0.01 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(v)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000.

The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

I have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. I have also examined and relied upon the corporate

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July 8, 2009

minute books of the Company and the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended.

In my examination of the documents described above, I have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company. Insofar as this opinion relates to factual matters, I have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

I have relied as to certain matters on information obtained from public officials and officers of the Company, and I have assumed that (i) one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act, (v) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vi) the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as restated and/or amended, and not otherwise reserved for issuance.

I am expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. I have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

I have assumed for purposes of my opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

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July 8, 2009

My opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, I express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which I am opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. I also express no opinion herein as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. To the extent that the laws of any other jurisdiction govern any of the matters as to which I am opining herein, I have assumed that such laws are identical to the laws of the Commonwealth of Massachusetts, and I am expressing no opinion herein as to whether such assumptions are reasonable or correct.

I assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws. In addition, I express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

I also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issue and sale of the Common Stock have been duly

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July 8, 2009

established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issue and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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July 8, 2009

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sandra L. Lambert

Sandra L. Lambert, Esq.

Vice President, General Counsel and Secretary